Exhibit 5.1

Office:	+852 2801 6066
Mobile:	+852 9718 8740
Email:	rthorp@tta.lawyer

DDC Enterprise Limited

Harbour Place, 2nd Floor

103 South Church Street

P.O. Box 472, George Town

Grand Cayman KYI-1106

Cayman Islands

______________ 2023

Dear Sirs

DDC Enterprise Limited

We have acted as counsel as to Cayman Islands law to DDC Enterprise Liimited (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933 (the “Act”), as amended (the “Registration Statement”), related to the offering by the Company (the “Offering”) of certain Class A Ordinary Shares, par value of US$0.001 per share (the “Shares”). This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

1.	DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the documents listed in Schedule 1 to this opinion, being all of the documents necessary to form our opinion. Defined terms shall have the meanings set out in Schedule 1 or in the Registration Statement.

2.	ASSUMPTIONS

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws and practice of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate, a copy of which is attached to this opinion as to matters of fact, and have assumed that copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

3.	OPINIONS

Based upon, and subject to, the foregoing assumptions and qualifications, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	the Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands;

3.2	the authorised share capital of the Company, with effect immediately prior to the completion of the Offering of the Shares, will be US$[1,000,000] divided into [9,500,000,000] Class A Ordinary Shares of par value US$[0.0001] each and [500,000,000] Class B Ordinary Shares of [US$0.0001] par value each;

3.3	the issue and allotment of the Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be legally issued and allotted, fully paid and non-assessable. In this opinion the phrase “non-assessable” means, with respect to Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). As a matter of Cayman Islands law, a share is only issued when it has been entered in the register of members (shareholders); and

3.4	the statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

We hereby consent to the prospectus discussion of this opinion, to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforcement of civil liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

TRAVERS THORP ALBERGA

SCHEDULE 1

List of Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1	the Certificate of Incorporation of the Company dated 30 April 2012;

2	the Certificate of Registration By Way of Continuation dated 10 November 2015;

3	the Tenth Amended and Restated Memorandum and Articles of Association of the Company as conditionally adopted by a special resolution passed on [ ] 2023 and effective immediately upon completion of the Company’s initial public offering of its Class A Ordinary Shares;

4	the register of members of the Company;

5	the register of directors of the Company;

6	the [minutes of the meeting of the shareholders of the Company held on [ ] 2023];

7	the minutes of the meeting of the board of directors of the Company held on [1 June] 2023;

8	a certificate of good standing dated [ ] 2023 issued by the Registrar of Companies (the “Certificate of Good Standing”);

9	a certificate from a Director of the Company a copy of which is annexed hereto (the “Director’s Certificate”); and

10	the Registration Statement.

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